Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-113835 of Cabela’s Incorporated on Form S-1 of our report dated March 23, 2004 appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated March 23, 2004, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP
Omaha, Nebraska May 5, 2004